                                                                  EXHIBIT (p)(4)

                  BISHOP STREET CAPITAL MANAGEMENT CORPORATION
                                 CODE OF ETHICS
                   CONCERNING MUTUAL FUND ADVISORY ACTIVITIES
                            ADOPTED UNDER RULE 17j-1

Bishop Street Capital Management Corporation (the "Adviser"), is confident that its officers, directors, and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with those of the Bishop Street Funds (the "Funds") or other advisory clients where officers, directors or employees:

            - know about present or future portfolio transactions or recommendations; or

            - have the power to influence portfolio transactions or recommendations; and

            -     engage in Securities transactions for their personal accounts.

The Adviser has adopted this Code of Ethics (the "Code") in an effort to prevent conflicts from arising, to address certain transactions that may create or appear to create conflicts of interest, to satisfy certain requirements of Rule 17j-1 under the Investment Company Act of 1940 or of Rule 204-2(a)(12) under the Investment Advisers Act of 1940, and to establish related reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix I.)

I.    ABOUT THIS CODE OF ETHICS

      A.    Who is covered by the Code of Ethics?

            -     All Adviser officers;

            -     All Adviser directors; and

            -     All Adviser employees.

      B.    What rules apply to me?

            The Statement of General Principles (Part II) and the Prohibition Against Fraud, Deceit and Manipulation (Part IIIA) apply to all directors, officers and employees of Bishop Street Capital Management Corporation.

            You must comply with additional rules (including initial, quarterly and annual transaction reporting requirements) if you are an access person (which includes all directors, all officers and most employees). Investment personnel are subject to all the rules in this Code, including reporting requirements and certain trading restrictions.

            Before reading further, please review Appendix I to determine whether you are covered by the definition of access person or investment personnel.

II.   STATEMENT OF GENERAL PRINCIPLES.

      In recognition of the trust and confidence placed in the Adviser by the Funds and other advisory clients and to protect their interests, the Adviser has adopted the following basic principles:

            1. You must place the interests of our advisory clients (including the Funds and the Funds' shareholders) before your own.

            2. You must conduct all personal securities transactions in a manner that avoids a conflict (or the appearance of a conflict) between your personal interests and those of our advisory clients.

            3. You must avoid actions or activities that allow (or appear to allow) you to benefit from your position with the Adviser, or that bring into question your independence or judgment.

III.  PROHIBITIONS AND RESTRICTIONS.

      A.    Prohibition Against Fraud, Deceit and Manipulation.

            You cannot, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by the Funds or other advisory clients:

            1. employ any device, scheme or artifice to defraud the Funds or other advisory clients;

            2. make to the Funds or other advisory clients any untrue statement of a material fact or omit to state to the Funds or other advisory clients a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds or other advisory clients; or

            4. engage in any manipulative practice with respect to the Funds or other advisory clients.

      B.    Limits on Accepting or Receiving Gifts.

            Access persons cannot accept or receive any gift of more than de minimis value (currently $100 per year) from any person or entity in connection with the entry into a contract, development of an economic relationship or any other course of dealing with, by or on behalf of the Funds or other advisory clients.

      C.    Blackout Period on Personal Securities Transactions.

            Investment personnel may not purchase or sell, directly or indirectly, any Security in which they have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) Security is being purchased or sold by the Funds (or any series thereof) or other advisory clients.

      D.    Prohibition on Selling Recently Acquired Securities.

            Investment personnel may not sell a Security within 60 days of acquiring that Security, without prior approval from the Review Officer (as defined in Section V).

      E.    Prohibition on Investments in IPO.

            Investment personnel may not acquire securities in any Initial Public Offering ("IPO").

      F.    Pre-Approval of Investments in Limited Offerings.

            Investment personnel must obtain advance clearance from the Review Officer before directly or indirectly acquiring beneficial ownership of any securities in a limited offering.

IV.   REPORTING REQUIREMENTS.

      Subject to Section VII hereof, all officers, directors, investment personnel and other access persons must comply with the reporting requirements set forth in Part A.

V.    REVIEW AND ENFORCEMENT OF CODE.

      A.    Appointment of a Chief Compliance Officer.

            A compliance officer (the "Chief Compliance Officer") will be appointed by the Board of Directors to perform the duties described in this Section V.

      B.    The Chief Compliance Officer's Duties and Responsibilities.

            i. The Chief Compliance Officer shall promptly notify each person who becomes an access person of applicable reporting requirements.

            ii. To determine whether a Code violation may have occurred, the Chief Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the completed portfolio transactions for the Funds and other advisory clients, and with a list of Securities that were being considered for purchase or sale or were being recommended by the Adviser during the period. Before determining that a person has violated the Code, the Chief Compliance Officer must give the person an opportunity to supply explanatory material.

            iii. If the Chief Compliance Officer finds or believes that a Code violation may have occurred, the Compliance Officer must submit to the President a written confidential report regarding the possible violation, together with any explanatory material provided by the person who may have committed the violation. The President will independently determine whether the person violated the Code.

            iv. No person is required to participate in a determination of whether he has committed a Code violation or discuss the possible imposition of any sanction against him.

            v. The Chief Compliance Officer will submit his own reports, as may be required pursuant to Part A hereof, to the President or the President's designee, who shall fulfill the duties of the Chief Compliance Officer with respect to the Chief Compliance Officer's own reports.

            vi. The Chief Compliance Officer will create a written report detailing any approvals granted to investment personnel to purchase Securities offered in a limited offering, or to sell a Security within 60 days of acquiring that Security. The report must include the rationale supporting any such approvals.

      C.    Resolution; Sanctions.

            If the President finds that a person has violated the Code, the President will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the President deems appropriate and will report the violation and the resolution and/or sanction imposed to the Adviser's Board of Directors at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

VI.   ANNUAL WRITTEN REPORT TO THE FUNDS' TRUSTEES

      Annual Report. At least once a year, the Adviser will provide to the Funds' Board of Trustees (the "Trustees") a written report that includes:

            (1) Issues Arising Under the Code. The report must describe any issues that arose during the previous year under the Code or related procedures, including any material Code or procedural violations, and any resulting sanctions.

            (2) Certification. Each report must be accompanied by a certification to the Trustees that the Adviser has adopted procedures reasonably necessary to prevent its access persons from violating the Code.

      Other Reports. The Chief Compliance Officer and President may report to the Trustees more frequently if they deem such reports to be necessary or appropriate, and shall do so if requested by the Trustees.

VII.  INTERRELATIONSHIP WITH THE FUNDS' CODE OF ETHICS.

      A.    General Principle.

            A person who is both an officer and/or Trustee of the Funds and an officer, director, and/or employee of the Adviser is only required to report under this Code of Ethics.

      B.    Procedures. The President of the Adviser shall:

            i. Submit to the Board of Trustees of the Funds a copy of this Code;

            ii. Promptly furnish to the Funds, upon request, copies of any reports made under this Code by any person who is also covered by the Funds' code of ethics; and

            iii. Immediately furnish to the Funds, without request, all material information regarding any violation of this Code by any person who is an officer or Trustee of the Funds.

VIII. RECORDKEEPING.

      The Adviser will maintain records pertaining to this Code and related reporting requirements in accordance with Rules 17j-1(f) and 31a-2 under the Investment Company Act of 1940, Rule 204-2 under the Investment Advisers Act of 1940, and the following requirements. Such records shall be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

      A. A copy of this Code and any other code of ethics adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

      B. A record of any Code violation and of any resulting action taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

      C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports (see Part A for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made. Such copies shall be maintained for the first two years in an easily accessible place.

      D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

      E. A copy of each annual report required by Section VI of this Code must be maintained for at least five years from the end of the fiscal year in which it is made. Such copies shall be maintained for the first two years in an easily accessible place.

      F. The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in a limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

IX.   AMENDMENTS.

      This Code of Ethics may be amended at any time by Adviser's Board of Directors. The President or Review Officer shall furnish the Funds with copies of any material amendments to this Code of Ethics promptly after they are adopted.

X.    MISCELLANEOUS.

      A. Confidentiality. All reports and other information submitted to the Adviser or to the Funds pursuant to this Code shall be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

      B. Interpretation of Provisions. The President may from time to time adopt such interpretations of this Code as he deems appropriate.

      C. Compliance Certification. Within ten days of becoming an access person, and each year thereafter, each such person shall complete the Compliance Certification attached as Appendix V.

Adopted this 9th day
of September, 2004.

                                     PART A
                              REPORTS REQUIRED FROM
                     ACCESS PERSONS AND INVESTMENT PERSONNEL

I.    LIST OF SECURITIES HOLDINGS

      A.    Initial Holdings Report.

            You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Chief Compliance Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

      B.    Annual Holdings Report.

            Each year, you must submit to the Chief Compliance Officer a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

II.   REQUIRED TRANSACTION REPORTS

      A.    Quarterly Transaction Reports.

            1. Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

            2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

            3. You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Chief Compliance Officer no later than 10 days after the end of the calendar quarter. Please see the Chief Compliance Officer for more information about this reporting mechanism.

      B. What Securities Transactions and Accounts Are Covered under the Quarterly Reporting Obligation?

            You must report all transactions during the quarter in any Securities in which you had or acquired any direct or indirect beneficial ownership.

            You must also report all accounts held for your direct or indirect benefit that were established during the quarter (including accounts for family members who share your household).

      C.    What Securities are Restricted from Purchase?

            Bishop Street Capital Management will maintain a restricted list of securities as defined by the Approved Equity List. No purchase of a security listed on the restricted list will be allowed.

      D.    What Securities and Transactions May Be Excluded from the Report?

            You are not required to detail or list any of the following items on your reports:

            1.    Purchases or sales of any of the following securities:

                  - Shares issued by registered, open-end investment companies with the exception of any of the Bishop Street Funds.

                  -     Direct obligations of the U.S. government;

                  - Banker's acceptances, bank certificates of deposit, commercial paper or high quality short-term debt instruments, including repurchase agreements.

                  -     Interests in variable annuity insurance products.

            2. Purchases or sales effected for any account over which you have no direct or indirect influence or control.

            3. Purchases made solely with dividends received in a dividend reinvestment plan, or purchases made with automatic payroll deductions under a BancWest retirement plan.

            4. Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights.

            5. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call.

      E.    Disclaiming Beneficial Ownership.

            You may include a statement in your report that it shall not be construed as an admission that you have any direct or indirect beneficial ownership in a Security included in the report.

                                   APPENDIX I

                                   DEFINITIONS

                                  GENERAL NOTE

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the Investment Company Act, Investment Advisers Act and other federal securities laws. If a Code definition conflicts with the definitions in those Acts or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in those Acts or other federal securities laws, as applicable.

Access person means:

            -     any director or officer of the Adviser;

            - any employee of the Adviser (or of any other subsidiary of BancWest Corporation) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Funds or whose functions relate to the making of any recommendations with respect to such purchases or sales;

            - any employee of the Adviser who makes any recommendation to advisory clients, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee of the Adviser who, in connection with his duties, obtains any information concerning which Securities are being recommended to advisory clients prior to the effective dissemination of such recommendations or of the information concerning such recommendations; any person affiliated with the Adviser, BancWest Corporation or any of its subsidiaries who obtains information concerning Securities recommendations being made by the Adviser prior to effective dissemination of such recommendations or of the information concerning such recommendations; and

            - any other person who is determined by the Chief Compliance Officer, the President or the Board of Directors to be an "advisory person" under Rule 17j-1(a)(2) of the Investment Company Act of 1940 or an "advisory representative" under Rule 204-2(a)(12)(iii)(A) of the Investment Advisers Act of 1940.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any Securities or accounts in which you have a direct or indirect pecuniary interest. In addition, you should generally consider yourself the beneficial owner of Securities held by your spouse, your minor children, or a relative who shares your home; or by other persons if any contract, arrangement, understanding or relationship provides you with sole or shared voting or investment power over those Securities.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Initial public offering ("IPO") means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

Investment personnel means any employee of the Adviser who, in connection with his regular duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Funds or other advisory clients.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Officers of Adviser include all persons elected to corporate office by the Adviser's Board of Directors.

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security means any security (including securities of privately held entities), as "security" is defined by Section 2(a)(36) of the Investment Company Act of 1940 Act, except that it does not include:

            -     shares issued by registered, open-end investment companies,

            -     direct obligations of the U.S. government or its agencies,

            -     bankers' acceptances,

            -     bank certificates of deposit,

            -     commercial paper,

            - high quality short-term debt instruments (including repurchase agreements), or

            -     interests in variable annuity insurance products.

A Security held or to be acquired by the Funds or other advisory clients means
(A) any Security that within the most recent 15 days, (i) is or has been held by the Funds or accounts of other advisory clients, or (ii) is being or has been considered by the Adviser (or the Funds) for purchase by the Funds or by or for other advisory clients; and (B) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security.

A Security is being purchased or sold by the Funds or other advisory clients from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Funds or such other advisory clients until the program has been fully completed or terminated.

A Security is being considered for purchase or sale by the Funds or other advisory clients when a Security is identified as such by the Adviser.

                                   APPENDIX II

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:_______________________________________________________
Calendar Quarter Ended:_________________________________________________________
Date Report Due:________________________________________________________________
Date Report Submitted:__________________________________________________________

Securities Transactions

                                             Principal
               Name of                         Amount,                             Name of Broker,
              Issuer and      No. Of       Maturity Date                            Dealer or Bank
  Date of      Title of     Shares (if   and Interest Rate     Type of                Effecting
Transaction    Security    applicable)    (if applicable)    Transaction   Price     Transaction
-----------   ----------   -----------   -----------------   -----------   -----   ---------------
-----------   ----------   -----------   -----------------   -----------   -----   ---------------
-----------   ----------   -----------   -----------------   -----------   -----   ---------------
-----------   ----------   -----------   -----------------   -----------   -----   ---------------
-----------   ----------   -----------   -----------------   -----------   -----   ---------------

If you had no reportable transactions during the quarter, please check here.[ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________
________________________________________________________________________________

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank  Date Account was Established  Account Name(s), Type and Number
------------------------------  ----------------------------  --------------------------------
------------------------------  ----------------------------  --------------------------------
------------------------------  ----------------------------  --------------------------------
------------------------------  ----------------------------  --------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

                                            _______________    _____________
                                            Signature          Date

                                  APPENDIX III

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:_______________________________________________________
Date Person Became Subject to the Code's Reporting Requirements:________________ Information in Report Dated as of:______________________________________________
Date Report Due:________________________________________________________________
Date Report Submitted:__________________________________________________________

Securities Holdings

Name of Issuer and                                 Principal Amount, Maturity Date and
 Title of Security  No. of Shares (if applicable)      Interest Rate (if applicable)
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________
________________________________________________________________________________

Securities Accounts

Name of Broker, Dealer or Bank  Account Name(s), Type and Number
------------------------------  --------------------------------
------------------------------  --------------------------------
------------------------------  --------------------------------
------------------------------  --------------------------------

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

                                   ______________________    _________________
                                   Signature                 Date

                                   APPENDIX IV

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________
Calendar Year Ended: December 31, ______________________________________________

Securities Holdings

Name of Issuer and                                 Principal Amount, Maturity Date and
 Title of Security  No. of Shares (if applicable)      Interest Rate (if applicable)
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------
------------------  -----------------------------  -----------------------------------

If you have no securities holdings to report for the year, please check here.
[ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue. ______________________________
________________________________________________________________________________

Securities Accounts

Name of Broker, Dealer or Bank  Date Account was Established  Account Name(s), Type and Number
------------------------------  ----------------------------  --------------------------------
------------------------------  ----------------------------  --------------------------------
------------------------------  ----------------------------  --------------------------------
------------------------------  ----------------------------  --------------------------------

If you have no securities accounts to report for the year, please check here.
[ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

                                            _________________      _____________
                                            Signature              Date

                                   APPENDIX V

                         ANNUAL COMPLIANCE CERTIFICATION

                              Initial Certification

I certify that I: (i) have received, read and reviewed the Code of Ethics;

                     (ii)  understand the policies and procedures in the Code;

                     (iii) recognize that I am subject to such policies and
                           procedures;

                     (iv)  will fully comply with the Code; and

                     (v)   have fully and accurately completed this Certificate.

Signature:___________________________________________
Name:________________________________________________(Please print)
Date Submitted:______________________________________
Date Due:____________________________________________

                              Annual Certification

I certify that I: (i) have received, read and reviewed the Code of Ethics;

                     (ii)  understand the policies and procedures in the Code;

                     (iii) recognize that I am subject to such policies and
                           procedures;

                     (iv) have complied with the Code and any applicable reporting requirements during the past year (or have fully disclosed below any exceptions to my compliance);

                     (v)   will fully comply with the Code; and

                     (vi) have fully and accurately completed this Certificate.

EXCEPTION(S):___________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Signature:___________________________________________
Name:________________________________________________(Please print)
Date Submitted:______________________________________
Date Due:____________________________________________

                                   APPENDIX VI

                        INVESTMENT ADVISER CERTIFICATION

Bishop Street Capital Management Corporation, investment adviser to the Bishop Street Funds, hereby certifies to the Bishop Street Funds Board of Trustees, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

__________________________________                            __________________
President,                                                    Date
Bishop Street Capital Management
Corporation

                               BISHOP STREET FUNDS

                      CERTIFICATION PURSUANT TO RULE 17j-1

The undersigned, Gregory E. Ratte, in his capacity as President of Bishop Street Capital Management Corporation (the "Adviser"), the adviser to the Bishop Street Funds (the "Trust"), hereby certifies as follows:

1. The Adviser has adopted a Code of Ethics (the "Code") covering the Adviser, pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940.

2. The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code.

3. The Adviser's Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b).

4. In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust's Board of Trustees for approval.

Witness my hand this ____ day of __________, 2005.

                                                   _____________________________
                                                   Signature

                                                   Gregory E. Ratte
                                                   -----------------------------
                                                   Print Name

                                                   Chief Compliance Officer
                                                   -----------------------------
                                                   Title

                                                                               2